UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

LIMELIGHT NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 South Mill Avenue, 8th Floor

Tempe, AZ 85281

(Address, including zip code, of principal executive offices)

(602) 850-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2013, Limelight Networks, Inc. (the “Company”) announced in a current report on Form 8-K that Nathan F. Raciborski expressed his intent to the Board of Directors (the “Board”) not to stand for re-election as a Class II director of the Company at the 2013 Annual Meeting of Stockholders. The Company also announced that the Board unanimously approved a reduction in the size of the Board from nine seats to eight seats, effective as of the Annual Meeting. On June 6, 2013, the Company held its Annual Meeting, and following this meeting, the Board was reduced from nine members to eight members, consisting of three Class I directors, two Class II directors and three Class III directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 6, 2013, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below:

Proposal 1: The Company’s stockholders approved a proposal to re-elect the following three Class III directors to the Company’s Board of Directors, each to hold office until the 2016 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey T. Fisher	60,485,267	3,493,640	24,877,704
David C. Peterschmidt	57,544,889	6,434,018	24,877,704
Robert A. Lento	62,745,725	1,233,182	24,877,704

Proposal 2: The Company’s stockholders approved a proposal to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2013, with voting results as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,525,222	1,287,779	43,610	0

Proposal 3: The Company’s stockholders approved a proposal to approve the Company’s 2013 Employee Stock Purchase Plan, with voting results as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,346,680	601,372	30,855	24,877,704

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
Date: June 7, 2013
	By:	/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer & Secretary